Exhibit 99.1

News Announcement                                                                            For Immediate Release

NEXSTAR BROADCASTING FOURTH QUARTER NET
REVENUE RISES 34.8% TO A RECORD $116.2 MILLION

- Net Revenue Growth Drives 4Q Operating Income of $35.4 Million,
Adjusted EBITDA of $48.1 Million, and Free Cash Flow of $28.7 Million -

- 2012 Full Year Free Cash Flow Rises 135.5% to $80.5 Million
on 23.5% Net Revenue Increase to $378.6 Million -

Irving, TX – March 7, 2013 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported financial results for the fourth quarter and year-ended December 31, 2012 as summarized below:

Summary 2012 Fourth Quarter and Full Year Highlights

($ in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Change	2012	2011	Change
Local Revenues	$52,633	$49,303	+6.8%	$190,168	$181,569	+4.7%
National Revenues	$20,580	$18,009	+14.3%	$76,123	$65,728	+15.8%
Local and National Core Revenue	$73,213	$67,312	+8.8%	$266,291	$247,297	+7.7%

Political Revenues	$27,347	$2,007	+1,262.6%	$46,276	$6,326	+631.5%
e-Media Revenue	$5,322	$4,261	+24.9%	$18,363	$16,224	+13.2%
Retransmission Fee Revenue	$16,052	$10,294	+55.9%	$60,933	$37,393	+63.0%
Management Fee Revenue	$0	$4,221	(100.0)%	$1,961	$6,189	(68.3)%
Network Comp, Other	$1,363	$772	+76.6%	$3,708	$3,294	+12.6%
Trade and Barter Revenue	$6,353	$6,057	+4.9%	$21,920	$21,457	+2.2%
Gross Revenue	$129,650	$94,924	+36.6%	$419,452	$338,180	+24.0%
Less Agency Commissions	$13,476	$8,722	+54.5%	$40,820	$31,689	+28.8%
Net Revenue	$116,174	$86,202	+34.8%	$378,632	$306,491	+23.5%

Gross Revenue Excluding PoliticalRevenue	$102,303	$92,917	+10.1%	$373,176	$331,854	+12.5%

Income from Operations	$35,380	$17,634	+100.6%	$99,905	$47,993	+108.2%

Broadcast Cash Flow(1)	$56,294	$34,931	+61.2%	$170,980	$115,856	+47.6%
Broadcast Cash Flow Margin(2)	48.5%	40.5%		45.2%	37.8%

Adjusted EBITDA(1)	$48,082	$29,579	+62.6%	$146,344	$96,076	+52.3%
Adjusted EBITDA Margin(2)	41.4%	34.3%		38.7%	31.3%

Free Cash Flow(1)	$28,652	$15,304	+87.2%	$80,515	$34,192	+135.5%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “The 34.8% rise in fourth quarter net revenue concluded what was already a record year financially for Nexstar.  Our strong financial results were primarily driven by record-breaking political advertising sales, higher core television ad revenue, growing retransmission consent revenues, and our 24th consecutive quarter of e-Media revenue increases.  We also benefited from a month of operations related to the accretive acquisition of ten television stations from Newport Television.  Fourth quarter BCF, EBITDA and free cash flow increases of 61.2%, 62.6% and 87.2%, respectively, reflect significant margin growth related to the leverage in our operating model as well as the value of our initiatives to diversify revenues, maximize  the political advertising opportunity, manage costs and actively expand our operations through strategic, accretive station acquisitions.

“During the fourth quarter, we successfully managed inventory to maximize our share of election spending in our markets without materially impacting our core television business.  Notably, excluding political, gross revenue in the fourth quarter grew over 10%, as we continued to successfully leverage the value of our traditional television broadcasting operating model into a diversified platform with multiple high margin revenue streams.

“The Company’s core local and national ad fourth quarter revenue growth of 8.8% benefited from a 12% rise in automotive advertising and was complemented by a 55.9% rise in retransmission fee revenue and 24.9% increase in e-Media revenue which benefited from a month of operations of Inergize Digital.  Nexstar’s annual retransmission revenue growth of 63% largely reflects our 2011 contract renewals with our distribution partners and we expect the long-term growth trend from this revenue source to continue as additional contract renewals are negotiated at year-end 2013.  Fourth quarter 2012 net revenue rose 45% over the same period in 2008, the last Presidential election year, while free cash flow was up over 300% over the same period which clearly illustrates the operating leverage being derived from our revenue diversification and platform building strategies.

“Recent accretive acquisitions will further expand the leverage in our operating model throughout 2013 and beyond. Late in the fourth quarter we completed the acquisition of ten of twelve stations from Newport Television and early in 2013, Mission Broadcasting finalized its acquisition of the two remaining stations that were included in the transaction.  Having operated the first ten stations for three months, we are pleased with their integration with our operating structure and we are realizing the anticipated synergies and efficiencies we forecasted at the time the acquisition was announced.

“The initial Newport transaction as well as the recently completed acquisition of the CBS affiliate serving the Fresno, California market and the NBC/CW and Telemundo affiliated stations serving the Bakersfield, California market, further diversifies our operating base, creates new duopoly markets and, consistent with our acquisition criteria, are financially accretive.  Together with our announcement last month to acquire the Fresno NBC affiliate, Nexstar is adding new duopoly markets in both Fresno and Bakersfield.  In addition, last week Nexstar and Mission Broadcasting completed the acquisition of the assets of the FOX affiliate and the ABC affiliate serving the Burlington, Vermont/Plattsburgh, New York market.  In all, we estimate that the addition of the eighteen new stations will increase free cash flow in excess of 50% compared to legacy Nexstar stations on a standalone basis.

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 3

“The rise in fourth quarter station direct operating expenses, (net of trade expense) and SG&A primarily reflects higher variable costs related to the significant rise in national, local and political revenues and the operation of new stations, while corporate expense increased largely due to expenses associated with personnel costs, the Newport transaction, and expenses related to various capital market activities completed during the period.  We estimate there were approximately $2.6 million in non-recurring expenses in the fourth quarter associated with these items.  Our significant revenue growth combined with ongoing expense management resulted in fourth quarter BCF and adjusted EBITDA margins improving substantially to 48.5% and 41.4%, respectively while free cash flow rose 87.2% to $28.7 million for the quarter and by 135.5% to $80.5 million for the full year.

“The combination of our operating successes and accretive station transactions has positioned Nexstar to maintain a strong leverage profile while allowing us to also return capital to shareholders through cash dividends.  Last week, we paid our first quarterly cash dividend of $0.12 per share of Class A and Class B common stock.  The annual capital allocated to dividend payments at this time of approximately $14.2 million relative to the total free cash flow that Nexstar now generates, provides us with ample liquidity to reduce leverage, evaluate additional accretive station acquisitions and pursue other initiatives to enhance long-term shareholder value.”

Secondary Offering of Common Stock by Selling Stockholders
During the fourth quarter of 2012, selling stockholders, funds affiliated with ABRY Partners, LLC, completed the sale of 9.2 million shares of the Company’s Class A common stock.  During the first quarter of 2013, selling stockholders, funds affiliated with ABRY Partners, LLC, completed the sale of 3.45 million shares of the Company’s Class A common stock.

The Company did not sell any shares in the offerings and did not receive any proceeds from the offerings.  As a result of the secondary offerings, the public float of Nexstar’s Class A common stock has been increased to approximately 24 million shares from approximately 11.5 million shares and ABRY Partners’ ownership in Nexstar has been reduced to approximately 4 million shares from approximately 16.5 million shares.

Fourth Quarter and Full Year 2012 Income Tax Benefit
Nexstar’s 2012 fourth quarter and full-year net income, income (loss) from continuing operations and earnings per share benefited from a non-cash release of $151.4 million of valuation allowance on deferred tax assets during 2012 due to positive factors that such assets may be realized, including current year net operating loss utilization, favorable operating results, and projected future taxable income.

The operating results for the fourth quarter and full year 2012 reflect a $5.1 million gain related to the divestiture of a television station in Texas in the fourth quarter.

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at December 31, 2012, was $856.7 million and senior secured debt was $606.7 million.  The Company’s total net leverage ratio at December 31, 2012 was 4.16x compared to a total permitted leverage covenant of 7.25x.  The Company’s first lien net indebtedness ratio at December 31, 2012 was 1.16x compared to the covenant maximum of 3.5x.

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 4

The table below summarizes the Company’s debt obligations:

($ in millions)	12/31/12	12/31/11
First Lien Revolvers	$-	$24.3
First Lien Term Loans	$287.3	$148.1
8.875% Senior Second Lien Notes due 2017	$319.4	$318.4
6.875% Senior Notes due 2020	$250.0	$-
7% Senior Subordinated Notes due 2014	$-	$37.5
7% Senior Subordinated PIK Notes due 2014	$-	$112.1
Total Debt	$856.7	$640.4

Cash on hand	$67.2	$7.5

Fourth Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2491, conference ID 1824638 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 5

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 72 television stations and 15 related digital multicast signals reaching 41 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and two independent stations. Nexstar’s 41 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 6

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations - UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue	$116,174	$86,202	$378,632	$306,491

Operating expenses:
Station direct operating expenses, net of trade, depreciation and amortization	23,696	19,555	84,743	73,829
Selling, general, and administrative expenses net of depreciation and amortization	27,552	23,502	92,899	85,387
Loss on asset disposal, net	493	441	468	461
Trade and barter expense	6,144	6,073	20,841	21,270
Corporate expenses	8,212	5,352	24,636	19,780
Amortization of broadcast rights, excluding barter	2,102	2,285	8,591	9,947
Amortization of intangible assets	6,399	5,568	22,994	25,979
Depreciation	6,196	5,792	23,555	21,845
Total operating expenses	80,794	68,568	278,727	258,498
Income from operations	35,380	17,634	99,905	47,993

Interest expense, net	(13,638)	(12,922)	(51,559)	(53,004)
Loss on extinguishment of debt	(2,775)	-	(3,272)	(1,155)
Income (loss) from continuing operations before income tax expense	18,967	4,712	45,074	(6,166)
Income tax benefit (expense)*	136,991	(1,448)	132,279	(5,725)
Income (loss) from continuing operations*	155,958	3,264	177,353	(11,891)
Gain on disposal of station, net of income tax expense of $3,097	5,139	-	5,139	-
Net income (loss)*	161,097	3,264	182,492	(11,891)

Income (loss) per common share from continuing operations*:
Basic	5.36	0.11	6.13	(0.42)
Diluted	4.99	0.11	5.77	(0.42)

Gain on disposal, net of income tax expense, of station per common share:
Basic	0.18	-	0.18	-
Diluted	0.16	-	0.17	-

Net income (loss) per common share*
Basic	5.53	0.11	6.31	(0.42)
Diluted	5.16	0.11	5.94	(0.42)

Weighted average number of shares outstanding:
Basic	29,117	28,799	28,940	28,626
Diluted	31,243	30,558	30,732	28,626

*
Nexstar’s 2012 fourth quarter and full-year net income, income (loss) from continuing operations and earnings per share benefited from a non-cash release of $151.4 million of valuation allowance on deferred tax assets during 2012 due to positive factors that such assets may be realized, including current year net operating loss utilization, favorable operating results, and projected future taxable income.

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Nexstar Broadcasting Group Q4 2012 Results, 3/7/13	Page 7

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Broadcast Cash Flow and Adjusted EBITDA:	2012	2011	2012	2011

Income from operations:	$35,380	$17,634	$99,905	$47,993
Add:
Depreciation	6,196	5,792	23,555	21,845
Amortization of intangible assets	6,399	5,568	22,994	25,979
Amortization of broadcast rights, excluding barter	2,102	2,285	8,591	9,947
Loss on asset disposal, net	493	441	468	461
Corporate expenses	8,212	5,352	24,636	19,780

Less:
Payments for broadcast rights	2,488	2,141	9,169	10,149

Broadcast cash flow	56,294	34,931	170,980	115,856

Less:
Corporate expenses	8,212	5,352	24,636	19,780

Adjusted EBITDA	$48,082	$29,579	$146,344	$96,076

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Free Cash Flow:	2012	2011	2012	2011

Income from operations:	$35,380	$17,634	$99,905	$47,993

Add:
Depreciation	6,196	5,792	23,555	21,845
Amortization of intangible assets	6,399	5,568	22,994	25,979
Amortization of broadcast rights, excluding barter	2,102	2,285	8,591	9,947
Loss on asset disposal, net	493	441	468	461
Non-cash stock option expense	637	299	1,362	1,162

Less:
Payments for broadcast rights	2,488	2,141	9,169	10,149
Cash interest expense	12,953	12,120	48,570	49,345
Capital expenditures	6,039	2,479	17,024	13,227
Cash income taxes, net of refunds	1,075	(25)	1,597	474

Free cash flow	$28,652	$15,304	$80,515	$34,192

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